As filed with the Securities and Exchange Commission on May 12, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PacWest Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0885320
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9701 Wilshire Boulevard, Suite 700, Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated PacWest Bancorp 2017 Stock Incentive Plan

(Full Title of the Plan)

Natasha Luddington

Secretary

PacWest Bancorp

9701 Wilshire Boulevard, Suite 700

Beverly Hills, CA 90212
310-887-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Patrick S. Brown

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, California 90067

(310) 712-6600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	2,650,000	$43.875	$116,268,750	$12,684.92
(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)		Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices of PacWest Bancorp common stock as reported on the NASDAQ Global Select Market on May 11, 2021.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, PacWest Bancorp (the “registrant” or the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register 2,650,000 additional shares of the Company’s common stock for issuance under the Amended and Restated PacWest Bancorp 2017 Stock Incentive Plan (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Company’s registration statement on Form S-8 (File No. 333-218010) filed with the Commission on May 15, 2017 (the “Original Registration Statement”), except that the provisions contained in Part II of the Original Registration Statement are modified as set forth in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission (File No. 001-36408), are incorporated in this registration statement by reference:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 26, 2021 (the “2020 10-K”);

(b)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed on May 10, 2021;

(c)	the Company’s Current Reports on Form 8-K filed on April 1, 2021, April 22, 2021 and May 12, 2021; and

(d)	the description of our Common Stock contained in Registration Statement No. 333-203573 on Form S-4 filed on April 22, 2015, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the Commission), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.	Interests of Named Experts and Counsel.

The validity of the securities offered hereby has been passed upon for the Company by Natasha Luddington, its Secretary. As of May 11, 2021, Natasha Luddington beneficially owned approximately 6,131 shares of Common Stock (excluding unvested restricted stock awards).

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on this 12th day of May, 2021.

PacWest Bancorp

By:	/s/ Natasha Luddington
Natasha Luddington
Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of PacWest Bancorp, hereby severally constitute and appoint John M. Eggemeyer, Matthew P. Wagner, Bart R. Olson and Natasha Luddington, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable PacWest Bancorp to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John M. Eggemeyer	Chairman of the Board of Directors	May 12, 2021
John M. Eggemeyer

/s/ Matthew P. Wagner	Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2021
Matthew P. Wagner

/s/ Bart R. Olson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 12, 2021
Bart R. Olson

/s/ Monica L. Sparks	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 12, 2021
Monica L. Sparks

/s/ Tanya M. Acker	Director	May 12, 2021
Tanya M. Acker

/s/ Paul R. Burke	Director	May 12, 2021
Paul R. Burke

/s/ Craig A. Carlson	Director	May 12, 2021
Craig A. Carlson

/s/ C. William Hosler	Director	May 12, 2021
C. William Hosler

/s/ Susan E. Lester	Director	May 12, 2021
Susan E. Lester

/s/ Roger H. Molvar	Director	May 12, 2021
Roger H. Molvar

/s/ Daniel B. Platt	Director	May 12, 2021
Daniel B. Platt

/s/ Robert A. Stine	Director	May 12, 2021
Robert A. Stine

/s/ Paul W. Taylor	Director	May 12, 2021
Paul W. Taylor

Exhibit Index

Number	Description

5.1	Opinion of Natasha Luddington as to the validity of the Common Stock

10.1	Amended and Restated PacWest Bancorp 2017 Stock Incentive Plan (Appendix A to the Company’s Definitive Proxy Statement filed on March 26, 2021 and incorporated herein by this reference)

23.1	Consent of KPMG LLP

23.2	Consent of Natasha Luddington (included in her opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages hereto)